Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report dated April 14, 2004, relating to the financial statements for the year ended December 31, 2003, and to the reference to our Firm under caption "Experts" in this Registration Statement (Amendment 1 to Form SB-2) of 12 to 20 Plus, Inc. to be filed with the Securities and Exchange Commission.


/s/ Shelley Int'l, C.P.A.
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Mesa, Arizona
June 30, 2004